UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2018

ZAGG INC

(Exact name of registrant as specified in charter)

Delaware	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

910 West Legacy Center Drive, Suite 500 Midvale, Utah 84047
(Address of principal executive offices)

Registrant’s telephone number, including area code: (801) 263-0699

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.
On March 7, 2018, ZAGG Inc (the “Company”) issued a press release announcing the results of operations for the year ended December 31, 2017, and made publicly available certain supplemental financial information, including commentary on results of operations from Bradley J. Holiday, Chief Financial Officer (“CFO”). The supplemental financial information - financial tables is furnished with this report as Exhibit 99.1, the press release is furnished with this report as Exhibit 99.2, and the supplemental financial information - CFO commentary is furnished with this report as Exhibit 99.3.
The Company will also hold its earnings conference call on March 7, 2018. The conference call will be available to interested parties through a live audio Internet broadcast accessible at investors.zagg.com under the events tab. A podcast of the conference call will be archived at investors.zagg.com for one year.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement of Certain Officers.
Departure of President, Chief Executive Officer and Director
On March 1, 2018, the Company's Board of Directors (the "Board") accepted the resignation of Randall L. Hales as President, Chief Executive Officer ("CEO"), and as a member of the Board. Mr. Hales’ resignation from the Board did not involve any disagreement with management or the Board related to the Company’s operations, policies or practices. Mr. Hales will continue to serve as an advisor to the Company through December 2018 to ensure a smooth transition for the new CEO.
Appointment of Chief Executive Officer; Employment Agreement
On March 7, 2018, the Board appointed Chris Ahern to serve as the Company's new CEO. Prior to his appointment, Mr. Ahern was serving as President of the mophie business unit and ZAGG International.
Mr. Ahern, age 42, was appointed President of ZAGG International in June 2014 and was appointed President of mophie in January 2017. Prior to joining the Company in 2014, Mr. Ahern served as the Sales Operations Director for Dell Products in Europe, Middle East and Africa supporting a $4.0 billion indirect business. Under Mr. Ahern’s leadership, his teams effectively grew revenue in various international markets, enhanced internal reporting and inventory management systems, and developed operational processes to align regional distribution, effectively growing revenue and improving operational efficiencies. Mr. Ahern holds a B.S. in Business Administration from Dublin City University.

Mr. Ahern has no family relationships with any of the Company’s directors or any other executive officer.

Mr. Ahern has had no transactions with a related person during the last fiscal year nor during the interim period hereof required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as CEO, Mr. Ahern entered into an employment agreement effective March 7, 2018 (the "Ahern Agreement") specifying certain terms of his employment with the Company. Pursuant to the Ahern Agreement, Mr. Ahern will earn an annual base salary of $500,000 and will be eligible to receive a cash bonus of up to $500,000 based on the achievement of certain functional team goals, cost reduction targets, and strategic initiatives. For 2019 and each year thereafter, the Compensation Committee will determine the amount of the potential cash bonus Mr. Ahern will be eligible to receive.
Mr. Ahern will also be granted a restricted stock unit award equal to the share equivalent of $500,000 on the date of grant; this award is earned based on the achievement of net sales and Adjusted EBITDA targets established by the Compensation Committee for fiscal 2018 and will vest one-third on each of the first, second, and third anniversaries of the date earned. For 2019 and each year thereafter, the Compensation Committee will determine the amount of the target annual incentive restricted stock unit award Mr. Ahern will be eligible to receive.
In addition, in connection with his appointment as CEO, Mr. Ahern will receive a one-time restricted stock unit award equal to the share equivalent of $700,000 on the date of grant, which vests one-third on each of the first, second and third anniversaries of the grant date based on continued employment; provided that up to $400,000 of the restricted stock unit award can be taken in cash by Mr. Ahern at any time following the grant date.
Mr. Ahern also entered into the Company’s customary Confidentiality, Noncompete and Inventions Agreement effective March 7, 2018, in which he agreed, among other things, not to compete with the Company anywhere in the world the Company does business during the term of his employment and for twelve months thereafter.
Under the terms of a Change of Control Addendum to his previous employment agreement dated January 5, 2017, if Mr. Ahern is subject to a termination without cause or terminates his employment for good reason (as defined in the Ahern Agreement) at any time within 12 months after a change of control in the Company, then he will be entitled to receive severance payments equal to the sum of his base salary plus the current annual targeted bonus, less applicable withholding, for 12 months after the date of separation. In addition, the vesting and exercisability of outstanding incentive awards held by Mr. Ahern (or of any property received in exchange for such awards in a change of control) will automatically accelerate. During the severance period of 12 months, the Company will also pay the premiums to continue Mr. Ahern’s group health insurance coverage under COBRA if he is eligible for COBRA and has elected continuation coverage under applicable rules. However, the Company’s COBRA obligations shall immediately cease to the extent Mr. Ahern becomes eligible for substantially equivalent health insurance coverage from a subsequent employer.
Copies of the Ahern Agreement and the related compensation addendum to the Ahern Agreement are filed with this report as Exhibits 10.1 and 10.2, respectively.
Appointment of President; Employment Agreement
On March 7, 2018 the Board of Directors appointed Brian Stech, age 42, to serve as the Company's new President. Prior to his appointment, Mr. Stech was serving as Company's Chief Commercial Officer ("CCO"), with responsibility for leading the strategy and execution of the Company’s product, brand and distribution initiatives. Mr. Stech became our Executive Vice President of Sales in 2014, and was promoted to Executive Vice President of Sales and Marketing in 2014. After the acquisition of mophie in 2016, Mr. Stech became President of the ZAGG business unit. Mr. Stech was appointed as the Company’s CCO in June 2017. Prior to joining the Company in 2014, Mr. Stech served as president of SteelSeries, an award-winning gaming accessories company that was recognized by Entrepreneur Magazine as one of the “Top 100 Brilliant Companies to Watch” in 2009. Mr. Stech grew revenue twentyfold from 2008 to 2013 while guiding the company to a leading market share position in North America. Prior to his tenure at SteelSeries, Mr. Stech led global marketing and channel development for Motorola’s smartphone business unit. Mr. Stech has also served in leadership roles at Mobility Electronics (iGo, Inc.) and Ralston Purina Company. Mr. Stech holds a B.S. in Business from Indiana University.
Mr. Stech has no family relationships with any of the Company’s directors or any other executive officer.
Mr. Stech has had no transactions with a related person during the last fiscal year nor during the interim period hereof required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with his appointment as President, Mr. Stech entered into an employment agreement effective March 7, 2018 (the "Stech Agreement") specifying certain terms of his employment with the Company. Pursuant to the Stech Agreement, Mr. Stech will earn an annual base salary of $400,000 and will be eligible to receive a cash bonus of up to $200,000 based on the achievement of certain functional team goals, cost reduction targets, and strategic initiatives. For 2019 and each year thereafter, the Compensation Committee will determine the amount of the potential cash bonus Mr. Stech will be eligible to receive.

Mr. Stech will also be granted a restricted stock unit award equal to the share equivalent of $280,000 on the date of grant; this award is earned based on the achievement of net sales and Adjusted EBITDA targets established by the Compensation Committee for fiscal 2018 and will vest one-third on each of the first, second and third anniversaries of the date earned. For 2019 and each year thereafter, the Compensation Committee will determine the amount of the target annual incentive restricted stock unit award Mr. Stech will be eligible to receive.

In addition, in connection with his appointment as President, Mr. Stech will receive a one-time restricted stock unit award equal to the share equivalent of $500,000 on the date of grant, which vests one-third on each of the first, second and third anniversaries of the grant date based on continued employment.

Under the terms of a Change of Control Addendum to the Stech Agreement dated March 7, 2018, if Mr. Stech is subject to a termination without cause or terminates his employment for good reason (as defined in the Stech Agreement) at any time within 12 months after a change of control in the Company, then he will be entitled to receive severance payments equal to the sum of his base salary plus the current annual targeted bonus, less applicable withholding, for 12 months after the date of separation. In addition, the vesting and exercisability of outstanding incentive awards held by Mr. Stech (or of any property received in exchange for such awards in a change of control) will automatically accelerate. During the severance period of 12 months, the Company will also pay the premiums to continue Mr. Stech’s group health insurance coverage under COBRA if he is eligible for COBRA and has elected continuation coverage under applicable rules. However, the Company’s COBRA obligations shall immediately cease to the extent Mr. Stech becomes eligible for substantially equivalent health insurance coverage from a subsequent employer.

Copies of the Stech Agreement and the related compensation addendum to the Stech Agreement are filed with this report as Exhibits 10.3 and 10.4, respectively.

Item 7.01	Regulation FD Disclosure.
Members of Company management will use the information in the presentation attached hereto as Exhibit 99.4 in meetings with institutional investors and analysts beginning March 9, 2018. The attached presentation will also be posted on the Company’s website (investors.zagg.com).
Please refer to page 2 of Exhibit 99.4 for a discussion of certain forward-looking statements included therein and the risks and uncertainties related thereto, as well as the use of non-GAAP financial measures included therein.

Item 8.01	Other Events.
Press release regarding change in Directors and Officers
On March 7, 2018, the Company issued a press release relating to the above-listed changes in its directors and officers. A copy of the press release is furnished as Exhibit 99.5 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.
The following are filed as Exhibits to this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Employment Agreement - Chris Ahern

10.2	2018 Compensation Addendum - Chris Ahern

10.3	Employment Agreement - Brian Stech

10.4	2018 Compensation Addendum - Brian Stech

99.1	Supplemental Financial Information for the Year Ended December 31, 2017

99.2	Results of Operations Press Release dated March 7, 2018

99.3	Supplemental Financial Information - CFO Commentary

99.4	ZAGG Inc Investor Presentation dated March 7, 2018

99.5	Change in Directors and Officers Press Release dated March 7, 2018
The information contained in Items 2.02, 7.01, 8.01 and 9.01 of this Current Report on Form 8-K, including Exhibits 99.1, 99.2, 99.3, 99.4, and 99.5 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ZAGG Inc
By: /s/ BRADLEY J. HOLIDAY
Bradley J. Holiday
Chief Financial Officer

Date: March 7, 2018